V. Scott Vanis
Chairman/CEO
Minerco Resources, Inc

I’m very pleased to present our Spring Issue of The Minerco Messenger. For the first time, we decided to publish breaking news in the Messenger. As you can see in the news story on the right, Minerco has received an extended Line of Credit to help carry out our plan of strategic acquisitions.

Also in this issue, you’ll see that VitaminFIZZ has been enjoying some pretty hot promotions this spring. This is just a precursor to larger scale advertising campaign slated for the Summer. VitaminFIZZ continues to grow with over 1,300 locations carrying our flagship product. This was in part due to new distribution to Albertsons Stores in March.

We have also seen great success with VitaminFIZZ in both Walgreens and Kmart, two of the product's key accounts in Southern California. Based on sales performance and customer demand, both of these retail giants have increased their commitment to us throughout 2015.

Since opening these key accounts, Avanzar, the Southern California distributor for VitaminFIZZ, has delivered over 21,600 cases (more than 259,000 bottles) of VitaminFIZZ into the approximately 300 participating Walgreens and Kmart locations in Southern California. We have also begun Distribution in Las Vegas this quarter thanks to a deal with Spartan Distribution. Currently, our healthful refreshment can be found in over 800 prime locations in SoCal and Las Vegas.

Finally, I updated you last week that we are evaluating the timing of a move to a listed exchange, either on NASDAQ Capital Market or NYSE Market. I'd like to emphasize that our initial strategic focus is on the stockholders’ equity requirement for the planned uplisting. The share price will be the last requirement to satisfy.

Over the next month or so, you will see us clearing debt from our balance sheet and acquiring assets in this pursuit. You may have noticed that we added $400,000 to our assets last week with the execution of the Second Option of the acquisition of Avanzar, our SoCal distributor and subsidiary of Level 5 Beverage. We are also evaluating additional acquisitions and partnerships that will continue to add to our stockholders’ equity.

Here’s another piece of breaking news: In the upcoming weeks and months, you will notice our share structure changing. More specifically, you will see our outstanding shares and float decreasing as shares are returned to the treasury of our company.

As the Chairman, I share your dedication to the success of our company and truly believe we are building a company that our kids can be proud of! As always, I thank you for your continued support.
Sincerely,
/s/ V Scott Vanis

About Minerco

Minerco Resources Inc.(OTC: MINE) is the parent company of Level 5 Beverage Company, Inc. (Level 5), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of forward-thinking, good-for-you consumer brands. The Minerco - Level 5 brand umbrella includes: VitaminFIZZ®, Vitamin Creamer®, Coffee Boost™ and The Herbal Collection™.

http://www.minercoresources.com

SEC Filings

Breaking News
Post Oak Increases Minerco's LOC to $3 Million
HOUSTON, April 6, 2015 -- Minerco Resources is pleased to announce that it has signed an amendment with Post Oak, LLC. to increase its Line of Credit (LOC) with Post Oak from $2 million to $3 million. The increased availability of capital is part of Minerco’s growth strategy of creating significant equity value for its shareholders in the weeks and months to come. Put simply, Minerco has earmarked a portion of the additional credit line to continue to make acquisitions of cash-flowing assets. By strategically adding assets and/or vertically integrating key vendor services, Minerco intends to create internal profit centers, preserve margins, and add to the company’s overall equity value. The acquisition of said new assets is currently being considered for the Summer of 2015.

Spring Promotions For VitaminFIZZ®
VitaminFIZZ has been the life of the party this spring. Minerco’s subsidiary, Level 5 Beverage Company, has been spreading the word and bringing samples of its flagship line of sparkling functional waters to people all around the country. Last month, VitaminFIZZ went to Spring Break as StudentCity's beverage sponsor in Panama City Beach, Florida. StudentCity is a premier Spring Break vacation organizer in Panama City and other top destinations, worldwide. The promotion included product sampling, signage, brand ambassadors, swag giveaways, daily contests.
StudentCity also promoted the VitaminFIZZ brand in email marketing and on social media, to ALL of StudentCity's clients around the United States. Targeted follow-up will also be utilized for Spring Breakers from the Southwest, the Northeast, Texas and Florida.
VitaminFIZZ also made an appearance on the red carpet of an exclusive Maxim Magazine party at the Mid America Trucking Show in March. Maxim Magazine offered guests a healthful dose of refreshment as part of their gift bag. The event promoters invited Level 5 Beverage to participate after noticing that VitaminFIZZ was such a huge hit with guests at a previous Maxim party in San Francisco. VitaminFIZZ is currently available in a few select locations in the Lexington, KY area. Visit our online store locator for more information.
During March, VitaminFIZZ was part of the Albertson's Universal Studios Spring Break promotion. This highlighted the “Despicable Me” attraction and featured VitaminFIZZ at checkout stands and in printed circular ads. VitaminFIZZ supported the premium placements with continued sampling, radio and bill board advertising, as well as radio spots on the “Ryan Seacreast Show.”

About VitaminFIZZ®

VitaminFIZZ is a lightly sparkling, flavor-filled, refreshing beverage with an awesome boost of essential vitamins developed to quench your thirst, naturally. VitaminFIZZ is caffeine free, is Non GMO, has zero calories and contains 100% of recommended daily Vitamin B3, B5, B6, B12 and Vitamin C. Awaken your taste buds. Now that's refreshing. VitaminFIZZ comes in six flavors: Mango Orange, Strawberry Watermelon, Lemon Lime, Black Raspberry, Strawberry Lemonade and Coconut Pineapple. Learn more and sign up for contest offerings at:

Minerco Senior Management

V. Scott Vanis, Chairman/CEO of Minerco

Mr. Vanis has been Chairman of the Board of Directors since March, 2010. He is actively involved in the day-to-day operations. Mr. Vanis brings a wealth of business experience to Minerco, with an executive focus in specialized operational and financial services. http://www.minercoresources.com/management.html

Darin Ezra, Board Member of Level 5 Beverage Company
Mr. Ezra is arguably the leading authority on the U.S. beverage sector, having launched over 600 beverage products onto the marketplace. He is also Joint CEO of Power Brands, a development, production, sales & marketing consultancy specializing in the beverage industry.
http://www.powerbrands.us/bios.htm

Stock Performance:
OTC: MINE

Contact:
info@minercoresources.com

Safe Harbor Statement:
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.